                                                                    Exhibit 10.1






                              PPG INDUSTRIES, INC.



                             INCENTIVE COMPENSATION

                                      AND

                              DEFERRED INCOME PLAN

                                      FOR

                                 KEY EMPLOYEES




                                                    Effective: February 15, 1995
                                             As Amended 4/17/96; 2/18/98; 1/1/99
                                               As Further Amended April 19, 2000
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                              Table of Contents
                              -----------------


Section     I                           Definitions

Section    II                           Awards

Section   III                           Capital Enhancement
                                         Account

Section    IV                           Withdrawal Provisions

Section     V                           Specific Provisions Related
                                         to Benefits

Section    VI                           Administration & Claims

Section   VII                           Amendment & Termination

Section  VIII                           Miscellaneous

Section    IX                           Change in Control

                                      i
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                           SECTION I - DEFINITIONS
                           -----------------------

1.01 Administrator means an officer or officers of the Company appointed by the Committee, and any person(s) designated by such Administrator to assist in the administration of the Plan.

1.02  Award means a grant of incentive compensation.

1.03 Beneficiary means the person or persons designated by a Participant to receive benefits hereunder following the Participant's death, in accordance with section 5.02; provided, however, in the event a Participant fails to designate a Beneficiary in accordance with Section 5.02, his/her Beneficiary shall be the Beneficiary designated under the Deferred Compensation Plan. For purposes of this Section 1.05, "person or persons" is limited to an individual, a Trustee or a Participant's estate.

1.04  Board means the Board of Directors of PPG Industries, Inc.

1.05 Capital Enhancement Account or Account means a bookkeeping account or accounts maintained for a Participant who, for such period or periods as the Committee may establish or permit, elects to defer all or any part of an Award in the form of cash or Salary, as provided in Section 3.01.

1.06 CEA-1 means all funds contributed to the Capital Enhancement Account during the period August 1, 1985 thru July 31, 1986, and earnings thereon.

1.07 CEA-2 means all funds contributed to the Capital Enhancement Account during the period November 1, 1987 thru December 31, 1988, and earnings thereon.

1.08  CEBC means the Compensation and Employee Benefits Committee of the
      Company.

1.09  Code means the Internal Revenue Code of 1986, as amended.

1.10 Committee means the Officers-Directors Compensation Committee (or any successor) of the Board.

1.11  Company or PPG means PPG Industries, Inc.

1.12 Conversion Formula means dividing an amount by the average of the closing sale prices for PPG Stock reported on the New York Stock Exchange-Composite Tape for all days in the month of January during which the New York Stock Exchange is open during the year following the Plan Year to which the Award relates.

                                 - Page 1.1 -
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1.13  Corporation means PPG and any Subsidiary Corporation designated by the
      Committee as eligible to participate in the Plan, and which, by proper authorization of the Board of Directors or other governing body of such Subsidiary Corporation, elects to participate in the Plan.

1.14 Deferred Compensation Plan means the PPG Industries, Inc. Deferred Compensation Plan.

1.15 Disability means any long-term disability. The Administrator, in his complete and sole discretion, shall determine a Participant's Disability; provided, however, that a Participant who is approved to receive Long-Term Disability benefits pursuant to the PPG Industries, Inc. Long-Term Disability Plan shall be considered to have a Disability. The Administrator may require that a Participant submit to an examination from time to time, but no more often than annually, at the expense of the Company, by a competent physician or medical clinic, selected by the Administrator, to confirm Disability. On the basis of such medical evidence, the determination of the Administrator as to whether or not a condition of Disability exists or continues shall be conclusive.

1.16 Employee means any full-time, or permanent part-time employee (including any officer) of the Corporation.

1.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.18 Financial Hardship means an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence, as determined by the Administrator, in his complete and sole discretion.

1.19 Former Participant means a Participant who becomes ineligible to receive an Award but who continues to have an Account hereunder.

1.20 Insider means a Participant or a Former Participant who at any time within the prior six (6) months was a person subject to Section 16 of the Securities Act of 1934.

1.21 Minimum Rate - means the average of the daily closing yields during November of 10-year Treasury Notes.

1.22 Participant means an Employee who is approved by the CEBC, or the Committee, as appropriate, to participate. Participants shall be limited to key Employees of the Corporation who contribute the most to the growth and profitability of the Company.

                                 - Page 1.2 -
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1.23  Plan Year means the calendar year.

1.24 Pre-tax Earnings means the consolidated earnings of the Company and its consolidated Subsidiaries and equity affiliates before the deduction of income taxes, minority interest and the amount to be set aside in the Reserve as provided in Section 2.01. The Reserve shall not be adjusted for any restatements of prior years' earnings.

1.25  PPG Stock means Common Stock of the Company.

1.26 Reserve means the aggregate of the amounts available for the making of Awards as provided in Section 2.01.

1.27 Retired Participant means a Participant who elects to maintain an Account in the Plan after his/her Retirement Date.

1.28 Salary means the regular base salary to be paid to a Participant by the Corporation.

1.29 Subsidiary means any corporation of which fifty percent (50%) or more of the outstanding voting stock or voting power is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

1.30 Terminated Participant means a Participant who maintains an Account in the Plan following his/her termination of employment from the Corporation.

                                 - Page 1.3 -
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                             SECTION II - AWARDS
                             -------------------

2.01 The Reserve
     -----------

     (a) For purposes of establishing a Reserve, an amount shall be set aside each year to be calculated as follows:

          (1) Multiply consolidated shareholders' equity as of the beginning of the year by 12%;

          (2) Subtract the result of (1) above from Pre-tax Earnings for the year;

          (3)  Multiply the result of (2) above by 5%.

     (b) In no event, may the amount set aside exceed 20% of the cash dividends paid on PPG Stock during the year.

     (c) For purposes of subparagraph (a)(1) above, "shareholders' equity" shall be exclusive of the aggregate par or stated value of preferred stock outstanding, if any, and of any unpaid cumulative dividends thereon.

     (d) The Reserve shall be reduced by the amount of all Awards, including any deferred amounts, first from the amount, if any, set aside for the year to which the Awards relate, and then from the amounts which have been in the Reserve for the longest period of time.

     (e) Unawarded amounts set aside prior to the fourth preceding year shall be automatically released from the Reserve and returned to income.

     (f) The Reserve shall not be reduced by interest or dividend equivalents on deferred amounts, dividends paid on restricted shares, negative amounts resulting from the calculation of the amount to be set aside each year, or the expenses of administering the Plan.

     (g) Not later than the last day of the year to which the Awards relate, the Committee may make an allocation (on the basis of estimates of the amount to be set aside in the Reserve for such year and unawarded amounts in the Reserve) to a group of Employees without determining the amounts to be allocated to individuals in such group and such allocation shall create a legal obligation upon the Company to pay such amount to the individuals comprising such group.

                                 - Page 2.1 -
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2.02 Awards
     ------

     (a)  The Committee shall determine or approve:

          (1)  The Participants;

          (2)  The maximum amount of all Awards to all Participants; and

          (3)  The amount and the form of the Award to each Participant.

     (b) The Committee may delegate to another person(s) the authority to determine:

          (1)  The Participants, other than Insiders; and

          (2)  The amount of Awards to such Participants.

     (c) Awards may be made only from the Reserve; provided, however, that the Committee is under no obligation to make Awards; or, if Awards are made, to award the total amount set aside in the Reserve each year.

     (d) Awards may be made in the form of cash, shares of PPG Stock, or a combination of both.

2.03 Payment of Awards
     -----------------

     (a) Awards to Participants will be made in the form of cash ("cash component"), shares of PPG Stock ("stock component"), or a combination of both, as the Committee may determine.

     (b) If all or any part of an Award is made in the form of shares of PPG Stock, the number of such shares shall be determined by applying the Conversion Formula. Fractional shares shall be paid in cash.

          If the number of such shares is specified, the Reserve shall be reduced on account of such shares by an amount determined by applying the Conversion Formula in reverse.

          As to shares of PPG Stock which constitute all or any part of an Award, the Committee may impose such restrictions concerning their transferability and/or their forfeitability as are provided for in
          Section 5.05.

                                 - Page 2.2 -
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     (c)  Payment of Awards shall be made to Participants not later than March
          15 of the year following the end of the year to which the Awards relate.

2.04 Deferral of Awards
     ------------------

     (a) Prior to the beginning of each Plan Year, a Participant may elect to defer a percentage, in whole percentages only, of his/her Award, as follows:

                                 Minimum Deferral     Maximum Deferral
                                 ----------------     ----------------

          Cash component                10%                 100%
          Stock component              100%                 100%

     (b) Except as otherwise provided in paragraph (c) below, all elections pursuant to this Section 2.04 must be filed with the Administrator no later than the last day of the Plan Year prior to the Plan Year to which an Award relates; and such election shall become irrevocable as of the first day of the Plan Year to which it relates.

     (c) Employees who are approved to participate during a Plan Year, may make an election in accordance with this Section 2.04 within the 30-day period following notice to the Participant that he/she has been approved.

     (d) Amounts deferred in accordance with this section 2.04 shall be credited to the Participant's account in the Deferred Compensation Plan and shall be subject to the provisions of the Deferred Compensation Plan.

     (e) Amounts deferred in accordance with this Plan prior to January 1, 1996, which have not been withdrawn by January 1, 1996, shall be transferred to the Deferred Compensation Plan, in accordance with the provisions of such Plan.

     2.04.01  Investment Elections
              --------------------

              (a) At the time an election is made to defer all or a portion of the cash component of a Award, the Participant must also designate whether such amount is to be credited to the Interest Account, the PPG Stock Account, or a combination of both in the Deferred Compensation Plan.

              (b) At the time an election is made to defer the stock component of an Award, such deferral shall be credited to the PPG Stock Account in the Deferred Compensation Plan.

                                 - Page 2.3 -

              (c) Amounts credited to the PPG Stock Account in the Deferred Compensation Plan shall be credited in the form of whole and fractional Stock Account Shares determined according to the Conversion Formula.

     2.04.02  In-Service Withdrawal Elections
              -------------------------------

              (a) Subject to the provisions of this Section 2.04.02, at the time an election is made to defer all or a portion of the cash component of an Award, a Participant may designate all or a portion of the cash component of such deferred amount, not including any earnings thereon, to be paid during a specified quarter/year.

              (b) Withdrawal elections made pursuant to this Section may not specify a year which is any sooner than the fourth Plan Year after the Plan Year in which the deferred amount is credited to the Participant's Account.

              (c) Any amount subject to withdrawal pursuant to this Section, must be invested in the Interest Account in the Deferred Compensation Plan.

              (d) Any election made in accordance with this subjection 2.04.02 shall be irrevocable.

                                 - Page 2.4 -
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                  SECTION III - CAPITAL ENHANCEMENT ACCOUNT
                  -----------------------------------------

3.01 Deferrals of Salary to Capital Enhancement Account
     --------------------------------------------------

     (a) Subject to any minimum/maximum limits established by the Committee, each prospective Participant, or such prospective Participant as the Committee deems appropriate, may be given an opportunity to make an election to defer payment of all or any part of his/her Salary and/or Award, to be credited to the Capital Enhancement Account.

     (b) (1) Subject to subparagraph (2) below, interest equivalents shall be credited on amounts deferred to the Capital Enhancement Account as follows:

                                     CEA-1
                                     ----

                                  Minimum Rate
                                    plus 5%

          (2) Except as otherwise provided in subparagraph (3) below, when a Participant's employment terminates prior to age 62, interest equivalents shall be recalculated at the Minimum Rate for CEA-1 for the total period such amounts were invested in the Capital Enhancement Account, unless:

               (i) with respect to any Participant who is an Insider, the Committee, in its sole discretion, specifically determines such Participant is entitled to the interest rate described in subparagraph (1) above; or

               (ii) with respect to any Participant who is not an Insider, the
                    Compensation and Employee Benefits Committee, in its sole discretion, specifically determines such Participant is entitled to the interest rate described in subparagraph (1) above.

          (3) In the case of a Participant whose termination of employment prior to age 62 is the result of retirement or a divestiture, such Participant shall be entitled to the interest rate described in subparagraph (1) above.

     (c) Designations to credit a deferred amount to the Capital Enhancement Account shall be made in such terms on such bases as the Administrator may prescribe.

                                 - Page 3.1 -
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3.02 Payment of Deferrals from the Capital Enhancement Account
     ---------------------------------------------------------

     Payments from the Capital Enhancement Account shall be made in cash.

3.03 Pre-Retirement Death Benefit
     ----------------------------

     If a Participant dies prior to retirement, the Company shall pay a pre-retirement death benefit to such Participant's Beneficiary equal to:

     (a) For a Participant who had a balance in his/her CEA-2 account at the time of death, the balance in the CEA-2 account; and

     (b) For Participants who had a balance in his/her CEA-1 account at the time of death, and who provided evidence of insurability at the time of enrollment in CEA-1, the pre-retirement death benefit shall be equal the greater of:

          (1)  The CEA-1 account balance; or

          (2) The original amount deferred into the CEA-1 account (not including interest equivalents credited thereon) times the applicable factor in the following TABLE:

                                     TABLE
                                     -----

               Attained Age on
               August 1, 1985                       Factor
               --------------                       ------

               44 and under                           15
               45 to 54                                9
               55 and older                            8

3.04 Termination of Capital Enhancement Account - 2 ("CEA-2")
     --------------------------------------------------------

     (a) Notwithstanding any other provision of Section III or Section IV herein, CEA-2 shall be terminated effective December 31, 1998.

     (b) Participants whose Account contains amounts credited under CEA-2 as of January 1, 1998, shall be required to make an election regarding the payout of all amounts credited under CEA-2 to be effective on January 1, 1999.

          (1)  An active Participant may elect:

                                 - Page 3.2 -

               (A) To receive the full amount of his/her CEA-2 Account paid in a lump sum in January, 1999; or

               (B) To have such amount credited to his/her Account in the PPG Industries, Inc. Deferred Compensation Plan.

          (2)  A terminated or retired Participant may elect:

               (A) To receive the full amount of his/her CEA-2 Account balance paid in a lump sum in January, 1999; or

               (B) To have his/her Account balance credited to his/her Account in the PPG Industries, Inc. Deferred Compensation Plan. A Participant who makes an election in accordance with this subparagraph must further elect to receive his/her CEA-2 Account balance paid in accordance with the election filed at the time of his/her termination or retirement for payments from:

                    His/her Deferred Compensation Plan Account; or His/her CEA-2 Account.

          (3) Elections filed in accordance with this paragraph (b) must be received by the Administrator no later than June 20, 1998.

               In the event an active Participant fails to make an election in accordance with section (b)(1) above, his/her CEA-2 amount shall be credited to his/her Account in the PPG Industries, Inc. Deferred Compensation Plan.

               In the event a retired or terminated Participant fails to make an election in accordance with section (b)(2) above, his/her CEA-2 amount shall be credited to an account in the PPG Industries, Inc. Deferred Compensation Plan and the Participant shall be deemed to have elected to receive his/her CEA-2 Account balance paid in accordance with the election filed at the time of his/her termination or retirement for payments from his/her CEA-2 Account.

     (c) Elections made in accordance with subparagraph (b) above shall supersede any other elections on file with the Administrator which were made in accordance with Section IV.

     (d) Section 4.02 shall apply to any Participant whose employment is terminated notwithstanding any election filed in accordance with this
          Section 3.04.

                                 - Page 3.3 -
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                      SECTION IV - WITHDRAWAL PROVISIONS
                      ----------------------------------

4.01 Withdrawals at/after a Participant's Retirement Date
     ----------------------------------------------------

     (a) A Participant may elect a payment schedule applicable to his/her Account provided such election is filed with the Administrator:

          (1)  Prior to the Participant's Retirement Date; and

          (2) In the year prior to the year the first payment is to be made and, in all cases, at least six months/ten days prior to the time the first payment is to be made.

     (b)  Participants may elect:

          (1)  One lump-sum payment; or

          (2) Quarterly, semiannual or annual installments - to be made over a period of up to a maximum of ten years.

     (c) A Participant may delay the first payment; provided, however, that, in all cases, payments must be completed no later than the month preceding the month in which the Participant's 75th birthday occurs.

     (d) The payment schedule elected by the Participant shall apply to his/her entire Account.

          Annual installments shall be each year on the first of the month selected by the Participant as the month for such payments to commence.

          Semiannual installments shall be paid twice each year with the first yearly payment paid the first of the month selected by the Participant as the month for such payments to commence, and the second yearly payment paid the first of the month which is six month later.

          Quarterly installments shall be paid four times each year with the first yearly payment paid the first of the month selected by the Participant as the month for such payments to commence, and the second, third and fourth payments following with three month between each such payment.

                                 - Page 4.1 -

          Each installment payment shall be calculated by dividing the Participant's account balance, increased by the projected rate of interest to be earned during the period of the payment schedule, by the remaining number of installments -(e.g.: Ten annual installments
                                                 ----
          shall be paid: 1st installment = 1/10 of Account as adjusted; 2nd installment = 1/9; 3rd installment = 1/8, etc.).

     (e) In the event a Participant fails to file a payment schedule election with the Administrator prior to his/her Retirement Date, his/her Account shall be paid in one lump sum in the year following the year of such Retirement Date and shall be paid during the first month in such year which is at least six months/ten days following such Retirement Date.

4.02 Withdrawals following Termination
     ---------------------------------

     Participants shall receive their entire Account balance, paid in a lump sum as soon as possible following their termination of employment.

4.03 Withdrawals in the event of Disability
     --------------------------------------

     (a) In the event a Participant becomes disabled, he/she shall receive payments in accordance with the election filed with the Administrator at the time the deferral election was filed.

     (b)  As provided in such election, the Participant shall receive:

          (1)  One lump-sum payment; or

          (2) Quarterly, semiannual or annual installments - to be made over a period of up to a maximum of ten years.

     (c) The payment schedule elected by the Participant shall apply to his/her entire Account.

          Annual installments shall be each year on the first of the month selected by the Participant as the month for such payments to commence.

          Semiannual installments shall be paid twice each year with the first yearly payment paid the first of the month selected by the Participant as the month for such payments to commence, and the second yearly payment paid the first of the month which is six month later.

                                 - Page 4.2 -

          Quarterly installments shall be paid four times each year with the first yearly payment paid the first of the month selected by the Participant as the month for such payments to commence, and the second, third and fourth payments following with three months between each such payment.

          Each installment payment shall be calculated by dividing the Participant's account balance, increased by the projected rate of interest to be earned during the period of the payment schedule, by the remaining number of installments -(e.g.: Ten annual installments
                                                 ----
          shall be paid: 1st installment = 1/10 of Account as adjusted; 2nd installment = 1/9; 3rd installment = 1/8, etc.).

4.04 Withdrawals following a Participant's death
     -------------------------------------------

     (a)  Death prior to the Participant's Payment Election
          -------------------------------------------------

          In the event of a Participant's death prior to the time he/she files an irrevocable payment election in accordance with section 4.01 or 4.03, the Participant's entire Account shall be paid to the Participant's Beneficiary as soon as possible following the Participant's death.

     (b)  Death on or after a Participant's Payment Election
          --------------------------------------------------

          In the event of a Participant's death on or after the time he/she files an irrevocable payment election in accordance with section 4.01 or 4.03, the Participant's Beneficiary shall receive the remaining balance of the Participant's Account in accordance with the payment schedule filed by the Participant.

4.05 Withdrawals upon finding of Financial Hardship
     -----------------------------------------------

     (a) Upon a finding that the Participant, or Beneficiary if the Participant is deceased, has suffered a Financial Hardship, the Administrator may, in his sole discretion, permit the acceleration of a withdrawal under the Plan in an amount reasonably necessary to alleviate such Financial Hardship.

     (b) The Participant shall be required to exhaust all our sources of funds, other than the PPG Savings Plan, before the Administrator will consider an accelerated withdrawal in accordance with this section 4.05.

                                 - Page 4.3 -

4.06 Small Account Provision
     -----------------------

     (a) Each scheduled withdrawal must equal a minimum of $5,000, or 100 shares of PPG Stock.

     (b) If the remaining balance in a Participant's Account is less than $5,000, or 100 shares of PPG Stock, the Administrator may, at his discretion, distribute the remainder of the Account.

                                 - Page 4.4 -

                        SECTION V SPECIFIC PROVISIONS
                        -----------------------------
                             RELATED TO BENEFITS
                             -------------------

5.01 Nonassignability
     ----------------

     (a) Except as provided in paragraph (b) below and in section 5.02, no person shall have any power to encumber, sell, alienate, or otherwise dispose of his/her interest under the Plan prior to actual payment to and receipt thereof by such person; nor shall the Administrator recognize any assignment in derogation of the foregoing. No interest hereunder of any person shall be subject to attachment, execution, garnishment or any other legal, equitable, or other process.

     (b) Paragraph (a) above shall not apply to the extent that a Participant's interest under the Plan is alienated pursuant to a "Qualified Domestic Relations Order" ("QDRO") as defined in (S)414(p) of the Code.

          (1) The administrator is authorized to adopt such procedural and substantive rules and to take such procedural and substantive actions as the Administrator may deem necessary or advisable to provide for the payment of amounts from the Plan to an Alternate Payee as provided in a QDRO. Such rules and actions shall be consistent with the principal purposes of the Plan.

          (2) Under no circumstances may the Administrator accept an order as a QDRO following a Participant's death.

          (3) An Alternate Payee may not establish an account in the Plan. All amounts taken from a Participant's Account, as provided in a QDRO, must be distributed as soon as possible following the acceptance of an order as a QDRO.

          (4) In the sole discretion of the Administrator, a Participant's scheduled withdrawal or otherwise requested withdrawal may be delayed for a period, not to exceed six months, if the Administrator has notice that part or all of the Participant's Account may be subject to alienation pursuant to a QDRO.

                                 - Page 5.1 -

5.02 Beneficiary Designation
     -----------------------

     (a) The Participant shall have the right, at any time, to designate any person(s) as Beneficiary. The designation of a Beneficiary shall be effective on the date it is received by the Administrator, provided the Participant is alive on such date.

     (b) Each time a Participant submits a new Beneficiary designation form to the Administrator, such designation shall cancel all prior designations.

     (c) In the case of a Participant who does not have a valid Beneficiary designation on file at the time of his/her death, or in the case the designated Beneficiary predeceases the Participant, the entire balance in the Participant's Capital Enhancement Account shall be paid as soon as possible to the Participant's estate.

5.03 Limited Right to Assets of the Corporation
     ------------------------------------------

     The Benefits paid under the Plan shall be paid from the general funds of the Company, and the Participants and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

5.04 Protective Provisions
     ---------------------

     The Participant or Beneficiary shall cooperate with the Administrator by furnishing any and all information requested by the Administrator in order to facilitate the payment of benefits hereunder. If a Participant refuses to cooperate, he/she may be deemed ineligible to receive a distribution and/or ineligible to continue to actively participate in the Plan.

5.05 Restricted Shares of PPG Stock
     ------------------------------

     (a) The Committee may, on such terms as it deems appropriate, restrict the transferability of all or any number of such shares as constitute all or any part of an Award to installments over periods not exceeding five years and/or provide for the forfeitability of all or any number of such shares over a period not exceeding five years. During the period of restriction as to transferability and/or provision as to forfeitability, Participants shall receive dividends and have voting and other shareholders' rights as to such shares.

                                 - Page 5.2 -

     (b) No restriction on the transferability and/or provisions as to the forfeitability of any shares of PPG Stock may be imposed so as to obtain beyond the normal retirement date of the Participant awarded such shares. Further, all restrictions on the transferability and/or provisions as to the forfeitability of any shares of PPG Stock shall be such as to terminate in the event of death, total and permanent disability or early retirement, upon the occurrence of a Change in Control, or upon the occurrence of the commencement of a tender offer or an exchange offer.

     (c) Any restrictions on the transferability and/or provisions as to the forfeitability of any shares of PPG Stock shall be reflected in a legend imprinted on the certificate(s) representing such shares.

5.06 The shares of PPG Stock delivered under the Plan may be either authorized but unissued shares or issued shares acquired by the Company and held in its Treasury.

5.07 Withholding
     -----------

     The Participant or Beneficiary shall make appropriate arrangements with the Administrator for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Administrator may provide for such withholding and tax payments by any means he deems appropriate, in his sole discretion.

5.08 Forfeiture Provision
     --------------------

     In the event the Company becomes aware that a Participant is engaged or employed as a business owner, employee, or consultant in any activity which is in competition with any line of business of the Corporation, or has engaged in any activity otherwise determined to be detrimental to the Company, the Administrative Subcommittee may:

     (a) Terminate such Participant's participation in the Plan, and distribute the entire amount in the Participant's Account in a lump sum;

     (b) Recalculate all earnings in the Account as though all investments had been accruing interest at the Minimum Rate for the total period such amounts were credited in the Account;

     (c)  Apply both (a) and (b) above; or

                                 - Page 5.3 -

     (d) Apply any other diminution or forfeiture of benefits. which is specifically approved by the Administrative Subcommittee.

     For purposes of this Section 5.08, the Administrative Subcommittee shall consist of the Senior Vice President, Human Resources and Administration, the Director, Compensation and Benefits, and a representative of the Law Department, as appointed by the General Counsel of PPG. The Administrative Subcommittee shall report all of its activities to the Committee.

                                 - Page 5.4 -

                      SECTION VI ADMINISTRATION & CLAIMS
                      ----------------------------------

6.01 Administration
     --------------

     (a) The Committee, for purposes of administering the Plan, shall meet and act as necessary to determine or approve the maximum amount of Awards to all Participants, the form of Awards to Participants and the amount of Awards to Insiders and such other Participants as the Committee deems appropriate.

     (b) The Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall have the complete authority to:

          (1)  Determine eligibility for benefits;

          (2)  Construe the terms of the Plan; and

          (3)  Control and manage the operation of the Plan.

     (c) The Administrator shall have the authority to establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Administrator as to any disputed question shall be conclusive. All actions, decisions and interpretations of the Administrator shall be performed in a uniform and nondiscriminatory manner.

     (d) The Administrator may employ counsel and other agents and may procure such clerical, accounting and other services as the Administrator may require in carrying out the provisions of the Plan.

     (e) The Administrator shall not receive any compensation from the Plan for his services.

     (f) The Corporation shall indemnify and save harmless the Administrator against all expenses and liabilities arising out of the Administrator's service as such, excepting only expenses and liabilities arising from the Administrator's own gross negligence or willful misconduct, as determined by the Committee.

                                 - Page 6.1 -

6.02 Claims
     ------

     (a) Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally and physically competent and of age. If the Administrator determines that such person is mentally or physically incompetent or is a minor, payment shall be made to the legally appointed guardian, conservator, or other person who has been appointed by a court of competent jurisdiction to care for the estate of such person, provided that proper proof of such appointment is furnished in a form and manner suitable to the Administrator. Any payment made under the provisions of the paragraph (a) shall be a complete discharge of any liability therefor under the Plan. The Administrator shall not be required to see to the proper application of any such payment.

     (b)  Claims Procedure
          ----------------

          Claims for benefits by a Participant or Beneficiary shall be filed, in writing, with the Administrator. If the Administrator denies the claim, in whole or in part, the Administrator shall furnish a written notice to the claimant setting forth a statement of the specific reasons for the denial of the claim, references to the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the review procedure. Such notice shall be written in a way calculated to be understandable by the claimant.

          The written notice from the Administrator shall be furnished to the claimant within ninety (90) days following the date on which the claim was filed, except that if special circumstances require an extension of time, the Administrator shall notify the claimant of this need within such 90-day period. Such notice shall inform the claimant the nature of the circumstances necessitating the need for additional time and the date by which the claimant will be furnished with the decision regarding the claim. Such extension may provide for up to an additional 90 days.

                                 - Page 6.2 -

     (c)  Review Procedure
          ----------------

          Within sixty (60) days of the date the Administrator denies a claim, in whole or in part, the claimant, or his/her authorized representative, may request that the decision be reviewed. Such request shall be in writing, shall be filed with the Administrator, and shall contain the following information:

          (1)  The date on which the denial was received by the claimant;

          (2) The date on which the claimant's request for review was filed with the Administrator;

          (3) The specific portions of the denial which the claimant requests the Administrator to review;

          (4) A statement setting forth the basis on which the claimant believes that a review of the decision is required;

          (5) Any written material which the claimant desires the Administrator to take into consideration in reviewing the claim.

          The Administrator shall afford the claimant, or his/her authorized representative, an opportunity to review documents pertinent to the claim, and shall conduct a full and fair review of the claim and its denial. The Administrator's decision on such review shall be furnished to the claimant in writing, and shall be written in a manner calculated to be understandable to the claimant. Such decision shall include a statement of the specific reason(s) for the decision, including references to the specific provision(s) of the Plan relied upon.

          The written notice from the Administrator shall be furnished to the claimant within sixty (60) days following the date on which the request for review was received by the Administrator, except that if special circumstances require an extension of time, the Administrator shall notify the claimant of this need within such 60-day period. Such notice shall inform the claimant the nature of the circumstances necessitating the need for additional time and the date by which the claimant will be furnished with the decision regarding the claim. Such extension may provide for up to an additional 60 days.

                                 - Page 6.3 -

                    SECTION VII AMENDMENT AND TERMINATION
                    -------------------------------------

7.01 Amendment of the Plan
     ---------------------

     (a) Except as provided in paragraph (b) below, the Board or the Committee may amend the Plan, in whole or in part, at any time.

     (b) The Plan shall not be amended, without shareholder approval, so as to increase the percentage of Pre-tax Earnings to be set aside in the Reserve each year or extend the period of time after which unawarded amounts are automatically released from the Reserve and returned to income.

7.02 Termination of the Plan
     -----------------------

     The Board or the Committee may terminate the Plan at any time.   Upon a
     termination pursuant to this Section 7.02, the Committee has the sole discretion to determine distribution schedules for any or all Accounts, notwithstanding a Participant's previous distribution schedule.

7.03 Company Action.
     ---------------

     The Company's power to amend or terminate the Plan shall be exercisable by the Board or by the Committee, or by any individual authorized by the Board to exercise such powers.

7.04 Constructive Receipt
     --------------------

     In the event the Administrator determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, distributions shall be made to Participants, as determined by the Administrator. The determination of the Administrator under this section 7.04 shall be binding and conclusive.

                                 - Page 7.1 -

                          SECTION VIII MISCELLANEOUS
                          --------------------------

8.01 Successors of the Company
     -------------------------

     The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

8.02 ERISA Plan
     ----------

     The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

8.03 Trust
     -----

     The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust(s) may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

8.04 Employment Not Guaranteed
     -------------------------

     Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Corporation.

8.05 Gender, Singular and Plural
     ---------------------------

     All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) requires. As the context may require, the singular may be read as the plural and the plural as the singular.

8.06 Headings
     --------

     The headings of the Sections, subsections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

                                 - Page 8.1 -

8.07 Validity
     --------

     If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect, the validity of any other provision(s) of the Plan.

8.08 Waiver of Breach
     ----------------

     The waiver by the Company of any breach of any provision of the Plan by a Participant or Beneficiary shall not operate or be construed as a waiver of any subsequent breach.

8.09 Applicable Law
     --------------

     The Plan is intended to conform and be governed by ERISA. In any case where ERISA does not apply, the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

8.10 Notice
     ------

     Any notice required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and either hand-delivered, or sent by first class mail to the principal office of the Company at One PPG Place, Pittsburgh, PA 15272, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery.

                                 - Page 8.2 -

                         SECTION IX CHANGE IN CONTROL
                         ----------------------------

9.01 Change in Control
     -----------------

     (a) Upon, or in reasonable anticipation of, a Change in Control (as defined in section 9.02):

          (1) Awards in the form of cash shall be made for the year during which the Change in Control occurs, and then paid immediately to a trustee on such terms as the Senior Vice President, Human Resources and Administration and the Senior Vice President, Finance, or either of them, or their successors, shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Participants) in order to cause the Awards so paid to be paid either not later than the end of the first calendar quarter following the end of the year to which the Awards relate or on a deferred basis in accordance with the elections of Participants then in effect as to the timing of the receipt of Awards for such year.

          (2) Participants who are eligible to receive an Award for the Plan Year in which a Change in Control occurs shall be eligible to receive an Award for the Plan Year following the Change in Control.

          (3)  The amount of the Award payable to each Participant shall be:

               one-half of the regular Award if the Change in Control occurs during the first six months of the year; or

               the full regular Award, if the Change in Control occurs during the second six months of the year either calculated at a rating of 12 for all performance categories.

          (4) All deferred amounts credited to the Capital Enhancement Account shall be paid immediately to a trustee on such terms as the Senior Vice President, Human Resources and Administration and the Senior Vice President, Finance, or either of them, or their successors shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Participants) in order to give effect to the elections of Participants with respect to the timing of the receipt of such deferred amounts.

                                 - Page 9.1 -

     (b)  By way of example of the operation of paragraph (a) above:

          If the Change in Control occurred on August 1 of a Plan Year, a Participant in a position with 1000 total points and an incentive award value of $1.75 per point would receive an Award of no less than $21,000 calculated as follows: 1000 x 1.75 x 12 = $21,000.

          If the Change in Control occurred on April 1 of a Plan Year, such Participant would receive $10,500.

          If the Plan were to be continued to the end of the year, and performance exceeded the 12 rating, a higher Award would be paid.

     (c) Notwithstanding any other provision of this section, if an Award ultimately made for such Plan Year is greater than the Award made pursuant to this section, the Participant shall be entitled to the difference between such Awards.

          If the Participant has elected his/her Award to be deferred, payment of such difference shall be made to a trustee in accordance with the provisions set forth in subparagraph (a)(4) above.

     (d) For purposes of this section, the fair market value of a share of PPG Stock on any date shall be the closing sale price as reported for such date (or, if no price is reported for such date, for the next preceding date for which a price is reported) on the New York Stock Exchange-Composite Tape.

9.02 Definition:  Change in Control
     ------------------------------

     A "Change in Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities").

                                 - Page 9.2 -

          For purposes of this subsection (a) the following acquisitions shall not constitute a Change in Control:

          Any acquisition directly from the Company;

          Any acquisition by the Company;

          Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

          Any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this section 9.02.

     (b) Individuals who, as of September 20, 1995, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business
          Combination:

          (i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more

                                 - Page 9.3 -
                subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

          (ii) No Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

          (iii) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

     (e) A majority of the Board otherwise determines that a Change in Control shall have occurred.

                                 - Page 9.4 -